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                                                                    EXHIBIT 10.5


                            CONFIDENTIAL TREATMENT
                            ----------------------

ORCHID BIOSCIENCES, INC. HAS REQUESTED THAT THE MARKED PORTIONS OF THIS DOCUMENT
    BE ACCORDED 406 CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED.


[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
             EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.



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                            COLLABORATION AGREEMENT

                                 BY AND BETWEEN

                            ORCHID BIOCOMPUTER, INC.

                                      AND

                                AFFYMETRIX, INC.

                               NOVEMBER 05, 1999

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                            COLLABORATION AGREEMENT

          This COLLABORATION AGREEMENT (this "Agreement"), effective as of November 5, 1999 (the "Effective Date"), is by and between Orchid Biocomputer, Inc., a Delaware corporation having a place of business at 303 College Road East, Princeton, New Jersey 08540 (hereinafter referred to as "ORCHID") and Affymetrix, Inc., a Delaware corporation having its principal place of business at 3380 Central Expressway, Santa Clara, California 95051 (hereinafter referred to as "AFFYMETRIX").

      The Parties hereby agree as follows:

1.    DEFINITIONS
      -----------
      As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:


      1.1 "AFFYMETRIX Collaboration Technology" means any Technology developed or conceived by employees of or consultants to AFFYMETRIX alone or jointly with Third Parties, during the Term in the conduct of the Collaboration.

      1.2 "Affiliate" of a Party means any corporation or other business entity, which controls, is controlled by, or is under common control with, a Party. For purposes of this Section, "control" shall mean direct or indirect ownership of more than 50% of the voting interest or economic interest in a corporation or more than 50% of the equity interests in the case of any other entity, or such other relationship whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

      1.3 "Approved Instruments" means one or more AFFYMETRIX scanners and associated instruments and software, as such instrumentation is then commercially available from AFFYMETRIX.

      1.4 "Clinical Use" means any use of a Product as part of the prevention, diagnosis or treatment of any disease or condition in a patient and all government (i.e., FDA or equivalent foreign governmental body) regulated diagnostic uses in which the result is used in treatment of such patient.

      1.5 "Collaboration" means the Product research, development and commercialization program jointly conceived, planned, organized, controlled and performed by ORCHID and AFFYMETRIX pursuant to this Agreement.

      1.6 "Combination Kit" means any Custom Kit that contains Primers more than 50% of which are identical to Primers contained in any part of any Standard Kits existing at the time of launch of such Custom Kit, or any combination of Standard Kits existing at the time of launch of such Custom Kit.

      1.7 "Collaboration Management Committee" or "CMC" means the committee defined in Section 2 to aid in the joint collaborative effort to develop and commercialize Products.

      1.8 "Commercial Probe Arrays" means TAG Arrays sold by AFFYMETRIX to Third Parties in conjunction with (although they may be separately packaged from) an ORCHID OEM Kit.

      1.9 "Confidential Information" means all information and materials, patentable or otherwise, of a Party and which is disclosed by or on behalf of such Party (the "Disclosing Party") to the other Party (the "Receiving Party") or developed, learned or obtained by the Receiving Party in connection with the Collaboration or otherwise under this Agreement, including, but not limited to, business, technical or financial information, DNA sequences, vectors, cells substances, formulations, techniques, methodology, equipment, data,

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reports, know-how, preclinical and clinical trials and the results thereof, sources of supply, patent positioning and business plans, including any negative developments, whether or not related to the Collaboration.

      1.10 "Contract Year" means any year during the Term of this Agreement commencing on the Effective Date or any anniversary of the Effective Date and ending on the anniversary thereof.

      1.11 "Control" or "Controlled" means, with respect to any Technology, the possession by a Party of the ability to grant a license or sublicense of such Technology as provided herein without violating the terms of any agreement or arrangement between such Party and any Third Party.

      1.12 "Custom Kit" means a kit consisting of certain Reagents, certain Primers that have been customized by Orchid or Orchid's subcontractors for use in the Field of Use and an End User License, and shall not include use of or refer to any use of TAG Arrays other than for genotyping with GBA.

      1.13 "Custom Kit Information" means all information related to Custom Kits to be provided by ORCHID to AFFYMETRIX under this Agreement, including, without limitation, the identity of each customer, intended uses of Custom Kits by such customer, the Primers included in such Custom Kits, quantities ordered and forecasted and ORCHID's sale price thereof, and such other information as more fully described on Schedule 1.13 attached hereto, subject in each such case to
                   -------------
any confidentiality obligation ORCHID may have to any Third Party (provided that ORCHID shall use commercially reasonable efforts to minimize such obligations) and excluding ORCHID proprietary Primers and SNPs.

      1.14 "End User" means any Third Party licensed to use a Product pursuant to an End User License received in connection with the purchase by such Third Party of a Product.

      1.15 "End User License" means a limited non-transferable license in form and substance as set forth in Schedule 1.15 hereto, granted by ORCHID to End
                              -------------
Users under ORCHID End User Technology to use only the amount of the material included in the Product in the Field of Use.

      1.16 "Field of Use" means the use of Product to practice GBA in Tag Array format in Approved Instruments for Research Purposes and clinical reference laboratories where work is performed under the Clinical Laboratory Improvements Act and explicitly excludes Products that have received marketing approval from the FDA.

      1.17 "Generic Kit" means a kit consisting of Reagents and an End User License.

      1.18 "Joint Technology" means any Technology (i) developed or conceived by employees of or consultants to one Party as a result of the use by such Party of Technology of the other Party or any Joint Technology or (ii) jointly developed by employees of or consultants to both ORCHID and AFFYMETRIX in the conduct of the Collaboration.

      1.19 "Net Sales" with respect to an item, means the gross amount billed by a party to third parties in connection with the sale, use or other disposition of such item less (i) any allowances actually made and taken for returns; shipping and insurance costs actually paid; cash discounts and promotional allowances actually allowed in amounts and for purposes customary in the trade; and (ii) sales, use and excise taxes and shipping charges incurred in connection with any such sale, use or other disposition.

      1.20 "ORCHID End User Technology" means Technology Controlled by ORCHID as of the Effective Date that is useful to practice the End User License, as listed or described on Schedule 1.20 attached hereto.
                -------------

      1.21 "ORCHID OEM Kits" means Standard Kits or Generic Kits.

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      1.22 "ORCHID Licensed Technology" means Technology Controlled by ORCHID and its Affiliates as of the Effective Date that is useful in the Field of Use, as listed or described on Schedule 1.22 attached hereto. ORCHID represents and
                          -------------
warrants that the items listed on Schedule 1.22 hereto comprise all of the
                                  -------------
ORCHID Licensed Technology as of the Effective Date of this agreement. As of the Effective Date the Orchid Licensed Technology does not require payment of royalties to third parties. Orchid and its Affiliates will amend this Schedule
1.22 from time to time to keep it current. ORCHID and its Affiliates warrant that all Controlled Technology for carrying out the marketing, sale, and other disposition of Products will be included in the ORCHID Licensed Technology.

      1.23 "ORCHID Collaboration Technology" means any Technology developed or conceived by employees of or consultants to ORCHID alone or jointly with Third Parties, during the Term in the conduct of the Collaboration.

      1.24 "Product" means any of a Standard Kit, a Custom Kit and/or a Generic Kit.

      1.25 "Party" means AFFYMETRIX or ORCHID; "Parties" means AFFYMETRIX and ORCHID.

      1.26 "Primer" means GBA primers (a synthetic oligonucleotide of a sequence known to be complementary with the oligonucleotide sequence immediately adjacent, 5', to a SNP) or either PCR primers or information to generate PCR primers.

      1.27 "Project Director(s)" means the senior scientists for the Collaboration designated from time to time by AFFYMETRIX and ORCHID.

      1.28 "Reagent" means buffers, enzymes and terminators (but not Primers) useful in GBA.

      1.29 "Research Purposes" means the detection and analysis of SNPs in samples, such definition includes all non-government (i.e., FDA or equivalent foreign governmental body) regulated diagnostic uses.

      1.30 "SNP" means Single Nucleotide Polymorphism.

      1.31 "Standard Kit" means a kit consisting of Reagents, CMC Approved Primers for use in the Field of Use and an End User License.

      1.32 "Technology" means and includes all inventions, discoveries, improvements, trade secrets and proprietary methods and materials, whether or not patentable, including but not limited to, samples of, methods of production or use of, and structural and functional information pertaining to, chemical compounds, proteins or other biological substances; other data; formulations; techniques; and know-how; including any negative results.

      1.33 "GBA" means Genetic Bit Analysis, or single nucleotide primer extension methods designed to detect the identity of a single nucleotide at a predetermined location in the DNA of a sample.

      1.34 "TAG Array" means a tag array GeneChip probe array. Each set of probes consists of four probes with the following relationship to a defined target sequence -- a perfect match to target sequence, a single base mismatch to target sequence, a perfect match to the complement of target sequence, and, a single base mismatch to the complement of target sequence. For the avoidance of doubt, TAG Arrays include no license (express or implied) authorizing use for any purpose except genotyping with GBA.

      1.35 "TAG Assay" means any assays for hybridization to a TAG Array.

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      1.36 "Term" means the period beginning on the Effective Date and ending on the fifth anniversary thereof unless otherwise extended or terminated as provided herein.

      1.37 "Specifications" means the specifications for ORCHID OEM Kits established by the CMC and set forth on Schedule 1.37 attached hereto, as such
                                        -------------
specifications may be amended from time to time by the CMC.

      1.38 "Third Party" means any person or entity other than ORCHID and AFFYMETRIX and their respective Affiliates.

      1.39 "Workplan" means any CMC-approved plan for collaborative research and development of Products to be conducted under this Agreement. The Initial Workplan is set forth in Schedule 1.39 to this Agreement and shall commence upon
                         -------------
approval by the newly formed CMC.

2.    THE COLLABORATION
      ------------------

      2.1 Purpose.

      The purpose of the Collaboration is to develop, manufacture, market and sell (i) Products, and (ii) software applications for Approved Instruments all as set forth in Schedule 1.39. The purpose of the Collaboration may be modified and/or extended upon mutual agreement of the Parties in writing.

      2.2 Collaboration Management Committee and General Operations.

            (a) CMC. Each Party shall appoint a Project Director who shall serve
                ---
      as such Party's primary liaison with the other Party to discuss technical matters pertaining to the Collaboration. The Parties shall also establish the CMC composed of two or more representatives appointed by AFFYMETRIX and two or more representatives appointed by ORCHID. A Party's representatives shall serve at the discretion of such Party and may be replaced at any time by such Party. Each Party, by its representative(s), shall have one vote on the CMC. The CMC will coordinate the joint collaborative efforts to achieve the purpose of the Collaboration. The CMC will have general responsibility for directing both the commercial development of ORCHID OEM Kits developed and supplied hereunder, and the research effort of the Collaboration, and for monitoring the work done and costs incurred pursuant to the Collaboration. In addition, the CMC shall establish the mechanism and procedures through which each Standard Kit is approved for, and developed under, the Collaboration; [*] The initial meeting of the CMC shall occur no later then 30 days after the Effective Date of this Agreement, and among other things, such initial meeting shall consist of formal approval of the Initial Workplan (and each of the parties hereby agrees to cause its representatives on the CMC to vote in favor of such Initial Workplan, without modification.) The CMC will review the Workplans for the subsequent Contract Years during the Term of the Collaboration at least 60 days prior to the start of each subsequent Contract Year and make any modifications as may be required prior to granting its approval.

            (b) Meetings. During the Collaboration, the CMC shall meet at least
                --------
      quarterly. The site of CMC meetings shall alternate between the offices of AFFYMETRIX and ORCHID (or any other site or by teleconference as mutually agreed upon by the CMC). Whenever any action by the CMC is called for hereunder during a time period in which the CMC is not scheduled to meet, a representative of either Party may cause the CMC to take the action in the requested time period by calling a special meeting or written agreement to take such by action without a meeting. The proceedings of all meetings of the CMC shall be summarized in writing and sent to both Parties. The Party hosting the meeting shall be responsible for the preparation and circulation of such summaries. Draft summaries shall be issued in final form only upon approval by the CMC at a subsequent meeting or as evidenced by the signature of a majority of the representatives of the CMC. Each Party shall bear all expenses of their respective CMC representatives related to their participation on the CMC and attendance at CMC meetings.

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            (c) Collaboration Operations. The Collaboration shall be conducted
                ------------------------
      at and/or coordinated from the facilities of each Party under the supervision and direction of its Project Director. Each Party shall be responsible for the administrative management, fiscal control, and expenses incurred by it for tasks assigned to it in each Workplan. Each Party shall assemble a team of scientists, engineers, technical associates and/or assistants. So long as the Collaboration continues, any Party performing work under a Workplan that is funded by the other Party shall periodically (at least quarterly) provide to the other Party written progress reports summarizing the technical progress of such work, and associated costs relating to such work. Each Party also shall provide the other Party through the CMC with additional oral progress reports as requested from time to time by the other Party.

            (d) Generic Kit and Standard Kit Proposals. During the Term,
                --------------------------------------
      AFFYMETRIX may designate up to [*] Standard Kits that are each comprised of a standard assay with up to [*], and other components, all of which are selected by AFFYMETRIX, and the transfer price of such new Standard Kits. Schedule 1.39 more particularly identifies such kits
                     -------------
      including the markers and transfer price [*] and shall be deemed Standard Kits that have been approved by the CMC, except that such transfer prices shall be [*], and the parties shall use all commercially reasonable efforts to promptly complete development of such kits and the CMC shall agree on the transfer price. In addition, during the Term of the Collaboration, either Party may, in its sole discretion, propose that new Generic Kits or new Standard Kits be developed by the Collaboration by providing written notice thereof (including the transfer price of each such kit) to the CMC (such notice being referred to herein as the "New Kit Notice"), which notice shall include a reasonable description of the proposed specifications, components and the transfer price of such new Generic Kit or Standard Kit. If ORCHID is the Party proposing the development of a new Generic Kit or Standard Kit, and Affymetrix does not, within sixty (60) days after receipt of such New Kit Notice expressly agree to co-develop the new Generic Kit or Standard Kit described therein, then ORCHID may pursue development of the new Generic Kit or Standard Kit independently of AFFYMETRIX (provided that no express or implied license to AFFYMETRIX intellectual property is conveyed thereby.) If AFFYMETRIX is the Party proposing the development of a new Generic Kit or a new Standard Kit, and Orchid does not, within sixty (60) days after receipt of such New Kit Notice expressly agree to co-develop the new Generic Kit or new Standard Kit described therein, then AFFYMETRIX may pursue development of the new Generic Kit or new Standard Kit independently of ORCHID,and the licenses granted to AFFYMETRIX under Section 3.1 (and Section 4.1(b)) shall include the right to directly and indirectly develop, make, use, market, sell and distribute such kits. In such case, AFFYMETRIX shall pay ORCHID a royalty of [*] of Net Sales of such kit unless the Parties agree in writing to a lower rate; provided, that [*] provided that reductions shall roll forward, if necessary, so that payments to ORCHID are not reduced to less than [*] of what they would have been in the absence of this provision.

            (e) Custom Kits. ORCHID shall provide AFFYMETRIX with quarterly
                -----------
      written reports containing Custom Kit Information relating to Custom Kits sold by ORCHID; subject, in each case, to any confidentiality obligations of ORCHID to such customers of such Custom Kits. Either Party will be free to use it to promote the sale of other products or services with such information.

                  (i) Royalties on Combination Kits. ORCHID shall pay to
                      -----------------------------
            AFFYMETRIX a per kit royalty on ORCHID's Net Sales of Combination Kits equal to [*] of Net Sales of each Combination Kit, reduced by the fraction:
            [*]

                  (ii) Conversion of Custom Kits to Standard Kits. ORCHID agrees
                       ------------------------------------------
            that, at AFFYMETRIX's option upon written notice to ORCHID at any time after the Conversion Date (as defined below), any Custom Kit sold to a given customer or group of customers for which sales in any Contract Year

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            exceeds [*] will, effective the first day of the first
            calendar quarter following the Contract Year in which such event occurred (the "Conversion Date") become a Standard Kit (each, a "Converted Kit"); provided that, the Parties hereby agree that (i)
                              -------------
            under no circumstances shall a Custom Kit convert to a Converted Kit if such conversion would violate the terms of the applicable agreement between ORCHID and such customer or customers or if such Custom Kit contains primers for the analysis of SNPs that are owned either by such customer or owned by ORCHID but limited to use by such customer, and are subject to restrictions on use by third parties (provided, however, ORCHID shall use commercially reasonable efforts to ensure that any primers contained in such Custom Kits are free of restrictions on use), and (ii) Custom Kits shall convert to Converted Kits on an individual basis, with reference to the Specifications of such Custom Kit. If, with respect to a Converted Kit, the CMC concludes that at the Conversion Date ORCHID has not recovered the [*] incurred by ORCHID in developing such Custom Kit, then the CMC may require AFFYMETRIX to pay a conversion fee in an amount not to exceed [*]) in an amount and payment schedule determined by the CMC. ORCHID may until the end of the sixth month following immediately after the Conversion Date sell its inventory of Converted Kits. Thereafter, ORCHID will cease all distribution activities relating to such Converted Kit, and shall transfer all remaining inventory of Converted Kits to AFFYMETRIX at the transfer price established for such Converted Kit by the CMC. Once a conversion occurs, the parties will negotiate reasonable commercial performance standards for AFFYMETRIX's sales of Converted Kits.

                  (iii) Standard Kits Analyte Specific Reagents Status. Within
                        ----------------------------------------------
            180 days after commercial release of each Standard Kit, but not before nine month anniversary of the Effective Date, ORCHID will use all commercially reasonable efforts to ensure that each Standard Kit shall be manufactured as an analyte specific reagent in accordance with 21 CFR 864. In addition, ORCHID will use all commercially reasonable efforts to take all steps necessary or desirable to ensure that the Standard Kits manufactured and sold hereunder meet other applicable standards, such as ISO 9000, as soon as practicable.

      2.3 Specific Development Duties.

      (a) Development Obligations. The Parties shall use commercially reasonable
          -----------------------
efforts to fulfill their respective obligations as set forth in each Workplan in accordance with the time schedules set forth therein. AFFYMETRIX and ORCHID agree to work cooperatively and expeditiously to make such modifications to the design of Products as may be required to reduce total costs and/or improve Product performance. Notwithstanding the foregoing, it is hereby agreed that ORCHID shall have sole responsibility for the development of Custom Kits. With respect to the Initial Workplan, ORCHID shall be responsible for over-all ORCHID OEM Kit development, including, assay development and optimization, amplification technology development, and regulatory approval, as the CMC determines to be appropriate. Specifically ORCHID shall (1) develop generic and standard TAG Assays with consultation from Affymetrix, (2) provide AFFYMETRIX the GBA specific analysis algorithms as set forth in Schedule 1.39, and (3) assist AFFYMETRIX in integrating the foregoing into the AFFYMETRIX Approved Instrument systems. With respect to the Initial Workplan, AFFYMETRIX shall be responsible for TAG Array design and production and Approved Instrument software integration and analysis.

      (b) Development Costs of ORCHID OEM Kits, Custom Kits and Certain Standard
          ----------------------------------------------------------------------
Kits. As between the Parties, (i) ORCHID shall be responsible for all
----
development costs and expenses associated with the development of the ORCHID Generic Kits (exclusive of any internal development costs and expenses incurred by AFFYMETRIX), (ii) the Parties shall share all development costs and expenses associated with the development of Standard Kits for which development has been approved by the CMC in the manner and proportion agreed upon by the CMC and
(iii) AFFYMETRIX shall be responsible for all of its own development costs and expenses associated with the development of the software for the ORCHID OEM Kits. With respect to any Kit developed pursuant to Section 2.2(d), the Party developing such Standard Kit shall be solely responsible for all costs and expenses associated with developing such Standard Kit.

      (c) Training. ORCHID will provide AFFYMETRIX reasonable training in the
          --------
use of ORCHID OEM Kits at ORCHID's facility in Princeton, New Jersey. It is anticipated that such training will take place over approximately a two- week period and will involve two scientists from AFFYMETRIX and 2 scientists from ORCHID. AFFYMETRIX will provide ORCHID reasonable training in the use of its TAG Arrays at AFFYMETRIX's facility in Santa Clara, California. It is anticipated that such training will take place over

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approximately a two-week period and will involve 2 scientists from ORCHID and two scientists from AFFYMETRIX

      (d) Use of Instruments and TAG Arrays During Development. During
          ----------------------------------------------------
development of an ORCHID OEM Kit pursuant to a Workplan, ORCHID may purchase TAG Arrays and Approved Instruments from AFFYMETRIX; provided, that any TAG Arrays purchased from AFFYMETRIX may be used only to perform internally (without the assistance of Third Party unless AFFYMETRIX gives its prior written agreement) the development activities expressly described in the Workplan, and for no other purpose. AFFYMETRIX agrees to sell such items to ORCHID at the list prices set forth in Schedule 2.3(d). All payments due hereunder to AFFYMETRIX shall be paid to AFFYMETRIX within thirty (30) days following of the date of the applicable AFFYMETRIX invoice.

3.    DISTRIBUTION AND MARKETING
      --------------------------

      3.1 Marketing Rights and Responsibilities.

      (a) ORCHID OEM Kit License Grants. ORCHID hereby grants AFFYMETRIX, under
          -----------------------------
the ORCHID Licensed Technology and upon the terms and subject to the conditions specified herein, an exclusive, non-transferable, worldwide, royalty-free right and license to (a) use ORCHID OEM Kits internally for research and development purposes, and (b) directly and indirectly offer for sale, market, distribute, demonstrate and sell ORCHID OEM Kits.

      (b) ORCHID Information License Grant. ORCHID hereby grants AFFYMETRIX
          --------------------------------
under ORCHID's intellectual property rights, and upon the terms and subject to the conditions specified herein, an exclusive, non-transferable, worldwide, royalty-free right and license to use, reproduce and modify information and materials provided by ORCHID to create marketing and related sales materials for the Orchid OEM Kits, and to directly and indirectly distribute such information and materials (whether in modified or unmodified form) to third parties.

      (c) The transfer price for ORCHID OEM Kits developed under the Initial Workplan and to be paid by AFFYMETRIX to ORCHID is set forth in Schedule 2.3(d)
                                                                ---------------
attached hereto, which transfer price may be reviewed every Contract Year during the Term by ORCHID upon sixty (60) days written notice to AFFYMETRIX. The transfer price to be paid to ORCHID by AFFYMETRIX for ORCHID OEM Kits developed under other Workplans shall be established and set forth in such Workplans. AFFYMETRIX may from time to time request a discount for ORCHID OEM Kits with respect to large volume customers or other special situations and the Parties shall negotiate any such discount in good faith. AFFYMETRIX shall assume the risk of payment from purchasers of ORCHID OEM Kits and AFFYMETRIX shall be free to determine the price at which it resells ORCHID OEM Kits to such purchasers. In the event AFFYMETRIX sells an ORCHID OEM Kit for more than [*] then AFFYMETRIX agrees to pay ORCHID an amount equal to [*] provided, however, that if AFFYMETRIX sells an ORCHID OEM Kit for more [*], then AFFYMETRIX agrees to pay ORCHID an additional amount equal to [*] No employee or representative of ORCHID shall have any authority to dictate to AFFYMETRIX or its dealers the resale prices for ORCHID OEM Kits or in any way to inhibit their pricing discretion with respect to ORCHID OEM Kits; provided, that, AFFYMETRIX shall
                                            --------  ----
remain liable and responsible for the performance and observance of all of its authorized dealer's duties and obligations in accordance with the terms of this Agreement. AFFYMETRIX shall have responsibility for marketing and providing support directly to customers for ORCHID OEM Kits.

            (i) During the Term of this Agreement, AFFYMETRIX shall obtain ORCHID OEM Kits exclusively from ORCHID and may not and therefore shall not manufacture ORCHID OEM Kits except as otherwise permitted by this Agreement.

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            (ii) The Parties hereby acknowledge and agree that all sales of
      ORCHID OEM Kits to AFFYMETRIX shall be controlled by the terms contained in this Agreement and the terms and conditions of the respective business forms of the Parties shall not form part of this Agreement.

      (d) Minimum Sales Amounts. The CMC will establish minimum sales amounts
          ---------------------
for ORCHID OEM Kits at least thirty (30) days prior to the end of each Contract Year during the Term for the following Contact Year, which minimum sales shall be included in the Initial Workplan and in each subsequent Workplan approved by the CMC. If AFFYMETRIX does not achieve established minimum sales amounts for two consecutive calendar quarters, then ORCHID, in its sole discretion, may convert the exclusive license granted pursuant to section 3.1(a) to a non-exclusive license with respect to that certain ORCHID OEM Kit. AFFYMETRIX may terminate its exclusive license or convert said licenses to a non-exclusive license at any time. In the event that the license is converted to a non-exclusive license pursuant to this section, AFFYMETRIX's minimum sales requirements for such ORCHID OEM Kit will no longer apply.

      (e) Marketing and Distribution of Custom Kits. Except as otherwise
          -----------------------------------------
described in this Agreement, ORCHID shall be solely responsible for manufacturing, marketing and distributing Custom Kits to customers throughout the world.

      (f) Customer Ordering Procedure; Website. ORCHID may provide a website for
          ------------------------------------
customers to order Custom Kits. If customer indicates on such website that customer desires to purchase an ORCHID OEM Kit, ORCHID shall transfer such customer to AFFYMETRIX's designated website through a hyperlink in the manner requested by AFFYMETRIX and to the location within AFFYMETRIX's website designated by AFFYMETRIX. If a customer indicates that it desires to purchase a Custom Kit, and ORCHID desires to sell such customer a Custom Kit, ORCHID shall within 5 days of receipt of such order provide to AFFYMETRIX all Custom Kit Information related to such customer's purchase (including, but not limited to projected delivery dates) to enable AFFYMETRIX to coordinate sale of applicable AFFYMETRIX products to such customer. At such time, ORCHID shall provide AFFYMETRIX with the complete written specifications of such Custom Kit, subject in each such case to any confidentiality obligation ORCHID may have to any Third Party (and provided that ORCHID shall use commercially reasonable efforts to minimize such obligations), which information AFFYMETRIX may use to determine appropriate instrumentation and to promote the sale of other AFFYMETRIX products. To the extent that such information is Confidential Information of ORCHID, AFFYMETRIX shall not disclose such information to any third party. In addition, to assist AFFYMETRIX with its marketing efforts with respect to the Custom Kits, ORCHID shall on a regular basis (at least once each calendar quarter) provide AFFYMETRIX with current marketing and sales information relating to the Custom Kits, which may include research, analysis, customer and distribution information and competitive analysis, to the extent not subject to confidentiality obligations to Third Parties. All such materials shall remain the property of ORCHID. AFFYMETRIX also shall be responsible for distributing and selling the TAG Arrays and Approved Instruments identified in Schedule 1.39 as required for use of such Custom Kits to purchasers of Custom Kits, provided that such customers order and pay for such items according to AFFYMETRIX's standard terms and conditions therefor.

      (g) Joint Marketing Activities. Through the CMC, the Parties shall
          --------------------------
coordinate all marketing and promotion of Products and tag arrays distributed by the respective Parties to potential customers of SNP analysis products.

      3.2 Product Maintenance and Support.
          -------------------------------

      (a) Generic Kit and Standard Kit. The CMC shall determine the specific
          ----------------------------
mechanics of providing maintenance and support for the products marketed and distributed pursuant to this Agreement. However, AFFYMETRIX shall be generally responsible for front-line customer support for all Products except the Custom Kits, and ORCHID shall provide backline support, as and when requested by AFFYMETRIX, for ORCHID OEM Kits. Specifically, ORCHID shall provide such support directly to one or more designated support managers of AFFYMETRIX. With respect to ORCHID OEM Kits, ORCHID shall provide support and maintenance services to AFFYMETRIX as further specified by and consistent with the level of support provided by AFFYMETRIX with respect to AFFYMETRIX instruments, and there shall be no fee to ORCHID (other than the transfer price for the kits) for rendering such support.

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      (b) Custom Kits. ORCHID shall have responsibility for marketing and
          -----------
supporting Custom Kits. ORCHID shall use commercially reasonable efforts to market (including, without limitation, inclusion of the Custom Kits in ORCHID's catalogs and other promotional materials), distribute and support the Custom Kits (including installation, training, and agrees to provide reasonable support for customers and AFFYMETRIX as reasonably requested by AFFYMETRIX), and shall use commercially reasonable efforts to meet market demands for Custom Kits, and to provide support for Custom Kits. However, AFFYMETRIX shall provide backline support, as and when requested by ORCHID for AFFYMETRIX instruments and tag arrays used by purchasers of Custom Kits. Specifically, AFFYMETRIX shall provide such support directly to one or more designated support managers of ORCHID consistent with the level of support provided by AFFYMETRIX with respect to AFFYMETRIX Approved instruments and Tag Arrays, and there shall be no fee to AFFYMETRIX for rendering such support. If at any time during the Term of this Agreement, ORCHID elects to discontinue or transfer to a third party the manufacture, sale or marketing any Custom Kit pursuant to this Agreement, ORCHID shall notify AFFYMETRIX in writing, and AFFYMETRIX shall have 30 days to advise ORCHID of its interest in manufacturing and/or distributing and selling such Custom Kit during the Term. If AFFYMETRIX advises ORCHID of its interest, then the Parties shall negotiate for 60 days in good faith to determine the appropriate royalty or other fee (if any) that AFFYMETRIX shall pay to ORCHID. If the parties cannot reach agreement within such period, then ORCHID may discontinue manufacture and sale of such Custom Kit or transfer such kit to a third party, provided that if ORCHID elects to transfer such kit to a third party, the royalty or other fees paid by such third party must be higher than the royalty or other fees last offered by AFFYMETRIX.

      (c) Reports. Each Party shall provide the other Party with such
          -------
information about their respective products and services as is reasonably necessary to support the development and marketing of technical support materials, and the training of technical support personnel for ORCHID OEM Kits.
(d) Rights to Sell Kits. ORCHID represents, warrants and covenants that the restrictions set forth in the Security Agreement dated September 11, 1998 by and among ORCHID and GeneScreen, Inc. ("GeneScreen Security Interest") are the only restrictions imposed on ORCHID with respect to the manufacture, use, distribution, modification or sale by AFFYMETRIX or use by AFFYMETRIX's end users of ORCHID OEM Kits or the Custom Kits. In the event that the obligations of ORCHID with respect to any such restriction is reduced, ORCHID shall promptly notify AFFYMETRIX, and promptly provide AFFYMETRIX with any information requested by AFFYMETRIX with respect to such restriction. If Orchid believes that it needs to access third party intellectual property in order to avoid encumbering its ability to sell Orchid OEM Kits to AFFYMETRIX, it will discuss this with the CMC. If no CMC agreement is reached within 30 days, then Orchid can enter into a license at its discretion, provided that Affymetrix's rights under this agreement will not be limited by such license.

      (d) Rights to Sell Kits. ORCHID represents, warrants and covenants that
          -------------------
the restrictions set forth in the [*] are the only restrictions imposed on ORCHID with respect to the manufacture, use, distribution, modification or sale by AFFYMETRIX or use by AFFYMETRIX's end users of ORCHID OEM Kits or the Custom Kits. In the event that the obligations of ORCHID with respect to any such restriction is reduced, ORCHID shall promptly notify AFFYMETRIX, and promptly provide AFFYMETRIX with any information requested by AFFYMETRIX with respect to such restriction. If Orchid believes that it needs to access third party intellectual property in order to avoid encumbering its ability to sell Orchid OEM Kits to AFFYMETRIX, it will discuss this with the CMC. If no CMC agreement is reached within 30 days, then Orchid can enter into a license at its discretion, provided that Affymetrix's rights under this agreement will not be limited by such license.

      (e) Covenant Not to Sue. Except for the manufacture of Orchid OEM Kits by
          -------------------
AFFYMETRIX in violation of this Agreement, ORCHID agrees that it shall not assert in any way ORCHID Licensed Technology against AFFYMETRIX, its subsidiaries or affiliates, for the manufacture, use, import, offer for sale or sale of AFFYMETRIX products. If ORCHID assigns ownership of any of its ORCHID Licensed Technology to a third party not bound by this covenant not to sue (whether directly or by operation of law), then such assignment shall be subject ot this covenant not to sue.

4.    MANUFACTURING
      -------------

      4.1 Forecast and Supply.
          -------------------

      (a) Forecasts. At the end of each calendar quarter during the term of this
          ---------
agreement, AFFYMETRIX shall submit to ORCHID a [*] month rolling forecast of its then current estimates of its requirements of ORCHID OEM Kits. AFFYMETRIX's forecasts shall reflect its good-faith expectations of customer demand and AFFYMETRIX shall act in a commercially reasonable manner to schedule orders to avoid creating production capacity problems for ORCHID. At the end of each calendar quarter during the Term of this Agreement, ORCHID shall submit to AFFYMETRIX a [*] month rolling forecast of its then current estimates of sales of Custom Kit, which forecast shall be delineated by prospective customer, so as to permit AFFYMETRIX to validate such customers and reasonably anticipate the quantities of AFFYMETRIX products that

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                                                                  Execution Copy

AFFYMETRIX may make available that are associated with such Custom Kit. ORCHID's forecasts shall reflect its good-faith expectations of customer demand.

      (b) Supply. ORCHID shall supply ORCHID OEM Kits to AFFYMETRIX in
          ------
accordance with the purchase orders submitted to ORCHID by AFFYMETRIX, including the delivery schedules specified therein; provided, that ORCHID shall not be required to fill any purchase orders from AFFYMETRIX requesting a delivery date earlier than [*] after receipt of such orders by ORCHID. ORCHID will maintain adequate production capacity to ensure delivery of ORCHID OEM Kits in accordance with such purchase orders and shall ensure that ORCHID OEM Kits meet the Specifications set by the CMC. ORCHID hereby grants AFFYMETRIX a, worldwide, non-transferable, non-exclusive license under ORCHID Licensed Technology, to,
(1) develop Generic Kits and Standard Kits as authorized in Section 2.2(d), (2) make, have made, and use (which use includes the right to modify) Orchid OEM Kits and (3) distribute, market and sell such ORCHID OEM Kits ("OEM License") pursuant to the license granted to AFFYMETRIX as set forth in Section 3.1 (a). AFFYMETRIX agrees to forbear from the use and exercise of the OEM License unless and until ORCHID fails to fill any purchase order within [*] after receipt of such order, ORCHID has otherwise breached this Agreement, or ORCHID sells substantially all of ORCHID's business that relates to the subject matter of this Agreement to a third party which Affymetrix believes in good faith materially competes with Affymetrix, or which Affymetrix believes in good faith could not or would not satisfy its obligation hereunder. If AFFYMETRIX' use and exercise of the OEM License is caused by ORCHID'S failure to fill a purchase order (and no other reason), AFFYMETRIX' forbearance shall be reinstated once ORCHID demonstrates to the reasonable satisfaction of AFFYMETRIX (which shall not be unreasonably withheld) that ORCHID is again able to fill purchase orders within the time limits set forth in Section 4.1. During the time that AFFYMETRIX is not forbearing from use and exercise of the OEM License, ORCHID shall provide promptly (at no charge) to AFFYMETRIX or an approved third party designated by AFFYMETRIX, all technical assistance and information as reasonably required to enable AFFYMETRIX, or said third party, to supply OEM Kits as set forth in this Section. During the time that AFFYMETRIX is not forbearing from use and exercise of the OEM License, AFFYMETRIX will pay ORCHID a royalty of [*] of Net Sales of ORCHID OEM Kits which fall under the new OEM License (which royalty shall be subject to reduction in the manner and scope described in Section 2.2(d)) unless the Parties agree in writing to a lower rate; provided, further, however, that if AFFYMETRIX'S use and exercise of the OEM License is caused by ORCHID'S failure to fill a purchase order (and no other reason), and ORCHID resumes manufacture of ORCHID OEM Kits under this Section, then the transfer price paid by AFFYMETRIX for such ORCHID OEM Kits shall be reduced by [*] until such time as AFFYMETRIX has recovered an amount equal to any costs and expenses incurred to exercise the OEM License (including any royalties paid under this Section.)

      (c) Packaging; Delivery. The ORCHID OEM Kits delivered hereunder shall be
          -------------------
packaged as set forth in Schedule 4.1(c), with the names and logos of both Parties prominently displayed on each package. ORCHID shall pack such items in standard shipping containers in the manner requested by AFFYMETRIX. ORCHID shall assist AFFYMETRIX in obtaining any desired insurance (in amounts that AFFYMETRIX shall determine) and transportation, via air freight unless otherwise specified in writing, to any destinations specified in writing from time to time by AFFYMETRIX. [*]

      (d) Payment. ORCHID shall invoice AFFYMETRIX for all ORCHID OEM Kits on or
          -------
after the date specified for delivery in AFFYMETRIX's purchase order for such items. AFFYMETRIX shall pay all amounts specified in such invoice not later than thirty (30) days following the date of such invoice. Any undisputed amounts not paid when due under this Agreement shall be subject to a late fee equal to [*] of the outstanding amount or the maximum rate permitted by law, whichever is less.

      (e) Audit. In keeping with established bookkeeping and accounting
          -----
practices, each Party shall maintain, for a period of [*] following the end of the Contract Year, complete and accurate books and records fully adequate to confirm the accuracy of the royalties, fees or commissions paid and payable under this Agreement. Each of the Parties shall have the right, [*] per calendar year, or more frequently if an examination determines that there has been an underpayment of more than [*], during regular business hours and upon [*] prior written notice, to have its independent auditors make such examination as necessary to

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                                                                  Execution Copy


verify said records and books of account. In the event that such examination reveals an underpayment of royalties, fees or commissions payable hereunder, all such additional royalties, fees or commissions, as the case may be, together with interest from the date when such additional royalties, fees or commissions would have been due shall be paid within thirty (30) days of written notice from the auditing party of such discrepancy. Any such audit shall be at the auditing Party's sole expense and performed by a nationally recognized, "Big Five" accounting firm under reasonable obligations of confidentiality. In the event that an underpayment of more than [*] is discovered, then audited Party will reimburse the auditing Party's reasonable costs of the audit.

      4.2  Acceptance/Rejection of Deliverables.
           ------------------------------------

      (a) Testing. AFFYMETRIX shall , in conjunction with the CMC, develop
          -------
processes for evaluation and testing of ORCHID OEM Kits to be delivered hereunder. Such processes may from time to time be reflected or incorporated in the applicable Specifications for ORCHID OEM Kits. Orchid shall provide certificates of analysis certifying completion of said testing and indicating parameters defined by the CMC.

      (b) Acceptance Procedure; Inventory Carry. Upon delivery of any shipment
          -------------------------------------
of ORCHID OEM Kits to AFFYMETRIX, AFFYMETRIX shall promptly inspect the same and shall notify ORCHID in writing no later than [*] after receipt of each such shipment if any such shipment is found, on reasonable inspection, to be short against order or fails to conform to the Specifications during said [*] period. AFFYMETRIX may reject any portion of any shipment of ORCHID OEM Kits that does not fully conform with the Specifications. If any shipment or portion thereof is rejected by AFFYMETRIX, ORCHID shall use diligent efforts, at AFFYMETRIX's request, to provide replacement ORCHID OEM Kits to AFFYMETRIX or to correct any defects in such shipment as may be reasonably requested by AFFYMETRIX. Unless ORCHID requests the return of a rejected shipment within [*] of receipt of AFFYMETRIX's notice of rejection, AFFYMETRIX shall destroy such shipment promptly and provide ORCHID with a certification of such destruction. To ensure that the Parties can supply all third party requirements with accepted ORCHID OEM Kits, ORCHID shall at all times maintain an inventory of ORCHID OEM Kits that is equal to at least [*] of the quantities of such products sold during the preceding calendar quarter; if no quantities of a product have been sold in the preceding calendar quarter, the ORCHID shall maintain an inventory level equal to at least [*] of AFFYMETRIX's forecasted quantities of such product for the current calendar quarter. In addition, AFFYMETRIX may upon ninety (90) days' prior notice to ORCHID elect to terminate AFFYMETRIX's obligations to purchase, and ORCHID's obligations to supply, any such inventoried product. Any ORCHID OEM Kit that does not meet all of the quality control and quality assurance requirements, and any ORCHID OEM Kit that does not conform to Specifications as set forth in this Agreement, shall not be considered delivered.

      4.3  Governmental Approval.
           ---------------------

      (a) The Parties agree to ascertain and comply with all applicable laws and regulations and standards of industry or professional conduct in connection with the use, distribution or promotion of Products, including without limitation, those applicable to exportation, importation, product claims, labeling, approvals, registrations and notifications. In addition, ORCHID agrees to obtain AFFYMETRIX's prior written consent to all claims, labels, instructions, packaging or the like for ORCHID OEM Kits, which consent shall not be unreasonably withheld.

      (b) The Parties agree to keep (and make reasonably available for the other party's use and copying) for five years after termination of this Agreement (or longer if required by applicable law) records of all Product sales and customers sufficient to adequately administer a recall of any Products and to cooperate fully in any decision by the Parties to recall, retrieve and/or replace any such Products.

5.    OWNERSHIP; LICENSES
      -------------------

      5.1 OWNERSHIP. Subject to Section 5.2 of this Agreement, ORCHID shall have
          ---------
sole and exclusive ownership of all right, title and interest in and to all ORCHID Collaboration Technology. AFFYMETRIX shall have sole and exclusive ownership of all right, title and interest in and to all AFFYMETRIX Collaboration

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                                                                  Execution Copy


Technology. ORCHID and AFFYMETRIX shall each own an undivided one-half interest (without an obligation of accounting) in all Joint Technology.

      5.2 CERTAIN IMPROVEMENTS. Notwithstanding the foregoing, (a) if ORCHID
          --------------------
creates, invents or otherwise develops any improvements to TAG Assays (each a "TAG Improvement"), then (i) ORCHID shall (and hereby does) assign and transfer to AFFYMETRIX all right, title and interest in and to such TAG Improvement, and all related intellectual property rights Controlled by ORCHID related thereto,
(ii) AFFYMETRIX shall (A) grant to ORCHID a non-exclusive, non-transferable, royalty-free license to exploit such TAG Improvement for ORCHID's internal use, and (B) shall include internal use rights to use such TAG Improvement within the licenses granted to Product customers, and (iii) to the extent that AFFYMETRIX grants any Third Party a license to exploit the TAG Improvements, AFFYMETRIX shall pay ORCHID a royalty of [*] of the Net Sales (which royalty shall be subject to reduction in the manner and scope described in Section 2.2(d)) received by AFFYMETRIX from (and only from) use of such TAG Improvements until ORCHID has received an aggregate of [*], at which time no further royalties or other fees shall be due or owing ORCHID in respect of such TAG Improvement; and
(b) if AFFYMETRIX creates, invents or otherwise develops any improvements to GBA (each a "GBA Improvement"), then (i) AFFYMETRIX shall (and hereby does) assign and transfer to ORCHID all right, title and interest in and to such GBA Improvement, and all related intellectual property rights Controlled by AFFYMETRIX related thereto, (ii) ORCHID shall (A) grant to AFFYMETRIX a non-exclusive, non-transferable, royalty-free license to exploit such GBA Improvement for AFFYMETRIX's internal use and (B) shall include internal use rights to use such GBA Improvements within the licenses granted to Product customers, and (iii) to the extent that ORCHID grants any Third Party a license to exploit the GBA Improvements, ORCHID shall pay AFFYMETRIX a royalty of [*] of the Net Sales (which royalty shall be subject to reduction in the manner and scope described in Section 2.2(d)) received by ORCHID from (and only from) use of such GBA Improvements until AFFYMETRIX has received an aggregate of [*], at which time no further royalties or other fees shall be due or owing AFFYMETRIX in respect of such GBA Improvement. This Section 5 does not (by implication or otherwise) extend to either party any license to any other intellectual property or technology such as any underlying technology in any TAG Improvement or GBA Improvement. Notwithstanding anything to the contrary, neither party shall have any rights, licenses or obligations, whether express or implied, except as expressly set forth in this Agreement.

6.    CONFIDENTIAL INFORMATION
      ------------------------

      6.1 CONFIDENTIALITY. ORCHID and AFFYMETRIX each recognize that the other
          ---------------
party's Confidential Information constitutes highly valuable and proprietary confidential information. ORCHID and AFFYMETRIX each agree that during the Term of the Collaboration and for [*] thereafter, it will keep confidential, and will cause its employees, consultants, Affiliates and licensees and sublicensees to keep confidential, and shall not transfer to any Third Party, any Confidential Information of the other Party that is disclosed or transferred to it, or to any of its employees, consultants, Affiliates and licensees and sublicensees, pursuant to or in connection with this Agreement, except to the extent that disclosure, or transfer, is reasonably required in accordance with the performance of this Agreement. Each Receiving Party's nondisclosure obligation shall not apply to information that is (i) known to the Receiving Party at the time of disclosure thereof (as shown by written documentation); (ii) at the time of disclosure, or thereafter, is generally publicly available without the fault of the Receiving Party; (iii) subsequently disclosed to the Receiving Party, its employees, or other duly designated representatives, by any Third Party not under a secrecy obligation to the Disclosing Party; (iv) independently developed by the Receiving Party without reference to Confidential Information of the Disclosing Party; (v) required, by law, regulation or action of any governmental agency or authority, to be disclosed; or (vi) disclosed by the Receiving Party with the prior written consent of the Disclosing Party.

      6.2 NON-DISCLOSURE. ORCHID and AFFYMETRIX each agree that any disclosure
          --------------
of the Confidential Information to any of its officers, employees, consultants or agents or of any of its Affiliates and licensees and sublicensees shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to persons who are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. Each Party shall take such action, and shall cause its Affiliates and licensees and sublicensees to take

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                                                                  Execution Copy


such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, and in no event, less than reasonable care.

      6.3 EMPLOYEES AND CONSULTANTS. ORCHID and AFFYMETRIX each represent that
          -------------------------
all of its employees and the employees of its Affiliates, and any consultants to such party or its Affiliates, participating in the Collaboration's activities who shall have access to Confidential Information of the other Party are bound by written obligations to maintain such information in confidence and not to use such information except as expressly permitted herein. Each Party agrees to enforce confidentiality obligations to which its employees and consultants (and those of its Affiliates) are obligated.

      6.4 PUBLICITY. Neither Party shall disclose the existence or the terms or
          ---------
conditions of this Agreement without the express prior written consent of the other Party, and then only pursuant to the terms authorized by such other Party; provided, however, that either Party may make such a disclosure to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded. The Parties, upon the execution of this Agreement, will agree to a news release with respect to the Collaboration for publication in general circulation and industry periodicals. Once any written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

7.    TERM AND TERMINATION
      --------------------

      7.1 TERM. Unless earlier terminated in accordance with the provisions of
          ----
Section 7.2 or Section 7.3, this Agreement shall remain in effect during the Term of this Agreement. This Agreement will renew for additional terms of one
(1) year each upon notice by either Party to the other in writing at least ninety (90) days prior to the expiration of the Term or any extension thereof that it wishes to renew this Agreement.

      7.2 TERMINATION FOR BREACH. Each Party shall be entitled (but not
          ----------------------
required) to terminate this Agreement by written notice to the other Party in the event that the other Party shall be in default of any of its obligations hereunder or if the other Party shall have breached a covenant, representation or warranty made in this Agreement, and shall fail to remedy any such default within thirty (30) days of receipt of notice in the case of a breach of any payment term of this Agreement and sixty (60) days in the case of any other breach.

      7.3 TERMINATION FOR INSOLVENCY. The Agreement may be terminated by a Party
          --------------------------
for cause immediately upon the occurrence of any of the following events: (a) If the other Party ceases to do business, or otherwise terminates it business operations; or (b) the other Party shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other. All rights and licenses granted under this Agreement are deemed to be, for purposes of 365(n) of the United States Bankruptcy Code, license or rights to "intellectual property" as defined by Section 101(56) of the United States Bankruptcy Code and the parties will retain any may fully exercise all of their rights and licenses under this Agreement, including the right to make or have made, sell or have sold Products. The parties agree to relief from automatic stay provisions under Section 362 of the Bankruptcy Code.

      7.4 EFFECT OF TERMINATION. Upon any termination or expiration of this
          ---------------------
Agreement, neither Party shall be relieved of any obligations incurred prior to such termination. Notwithstanding any termination or expiration of this Agreement, the rights and obligations of the Parties under Sections 4.1(e), 5, 6, 7, 8, 10 and 11 shall survive and continue to be enforceable. Upon any termination of this Agreement, each Party shall promptly return to the other Party all written Confidential Information, and all copies thereof, of the other, except for one copy thereof that may be retained by a Party's legal department for archival purposes or to exercise rights described above that survive termination. Neither Party shall incur any liability or compensation obligation whatsoever for any damage (including, without limitation, damage to or loss of goodwill or investment), loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such Party that complies with the terms of the Agreement whether or not such Party is aware of any such damage, loss or expenses.

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8.    INDEMNIFICATION AND INSURANCE
      -----------------------------

      8.1 ORCHID INDEMNITY. ORCHID agrees to defend AFFYMETRIX and its
          ----------------
Affiliates, their agents, directors, officers and employees ("AFFYMETRIX Indemnitees"), at ORCHID's cost and expense, and will indemnify and hold harmless AFFYMETRIX Indemnitees from and against any and all losses, liability, damages, costs and expenses (including, but not limited to attorneys' fees and expenses (collectively, "Claims") (except in cases where such Claims result from a material breach of this Agreement or willful misconduct on the part of AFFYMETRIX) arising from or relating to (1) any alleged infringement by AFFYMETRIX [or its customers] of any Third Party intellectual property or proprietary rights solely attributable to AFFYMETRIX's sale or customer's use as intended, of all or any part of the ORCHID OEM Kits or Custom Kits (including but not limited to Reagents) or (2) any recall of any ORCHID OEM Kits or (3) ORCHID's breach of any representation or warranty of ORCHID set forth in this Agreement or (4) any other materials supplied by ORCHID hereunder, or (5) death or any injury to any person or damage to property as a result of the possession or use of any ORCHID OEM Kits or Custom Kits.

      8.2 AFFYMETRIX INDEMNITY. Subject to the obligations of ORCHID set forth
          --------------------
in 8.1 above, AFFYMETRIX agrees to defend ORCHID and its Affiliates, their agents, directors, officers and employees ("ORCHID Indemnitees"), at AFFYMETRIX's cost and expense, and will indemnify and hold harmless ORCHID Indemnitees from and against any and all Claims (except in cases where such Claims result from a material breach of this Agreement or willful misconduct on the part of ORCHID) arising from or relating to (1) any alleged infringement attributable to ORCHID's sales to AFFYMETRIX of ORCHID OEM Kits or sales of Custom Kits (provided, however, that such indemnity shall be limited to Claims of infringement caused by Approved Instruments and TAG Arrays except to the extent that such Claim arises from or relates to any combination of the ORCHID OEM Kits or Custom Kits with any Approved Instrument or the TAG Array) or (2) any recall of any an Affymetrix instrument or Commercial Probe Arrays delivered to a customer in conjunction with ORCHID OEM Kits, or (3) AFFYMETRIX's breach of any representation or warranty of AFFYMETRIX set forth in this Agreement or (4) any other materials supplied by AFFYMETRIX hereunder (provided, however, that such indemnity shall not include any Claims of infringement arising from or relating to any combination of the ORCHID OEM Kits or Custom Kits with any Approved Instrument or the TAG Array except to the extent that such Claim would have existed in the absence of such combination), or (5) death or any injury to any person or damage to property as a result of the possession or use of any Instrument or Commercial Probe Array delivered to a customer in conjunction with ORCHID OEM Kits.

      8.3 PROCEDURE. In the event of any such claim, the Party seeking indemnity
          ---------
shall promptly notify the indemnifying Party in writing of the claim and the indemnifying Party shall have the right, to manage and control, at its sole expense, the defense of the claim and the settlement thereof. The indemnified Party shall cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding. The indemnifying Party shall not be liable for any settlements, litigation costs or expenses incurred by the indemnified Party without the indemnifying Party's written authorization. Notwithstanding the foregoing, unless and until ORCHID achieves annual revenues of [*] million, AFFYMETRIX shall have the right at their expense, but not the obligation to defend the AFFYMETRIX Indemnitees against any claim of infringement without tendering defense thereof to ORCHID; provided, however, that ORCHID may participate in such defense at its own expense

      8.4 INSURANCE. Each Party agrees to use its best efforts to procure and,
          ---------
at all times during the term of this Agreement, to maintain in full force and effect general liability insurance coverage of at least $1,000,000 per occurrence and at least $5,000,000 aggregate (with a deductible of no more than $50,000 aggregate per year and which policy names the other Party as a named insured). Each Party, upon request of the other Party, will supply such other Party with appropriate certificates of insurance evidencing the foregoing insurance.

9.    REPRESENTATIONS AND WARRANTIES
      ------------------------------

      9.1 Each of the Parties represents and warrants to the other Party as follows:

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                                                                  Execution Copy


      9.2 The execution and delivery of this Agreement and the performance of the transactions contemplated hereby and thereby have been duly authorized by all appropriate corporate action, and the Party has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder, and each representation of this Agreement constitutes a valid and binding obligation of each Party, enforceable against each Party in accordance with its terms.

      9.3 The performance by the Party of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach of any other agreement or understanding, whether written or oral, to which it or any of its affiliates is a party.

      9.4 The Party has the right to convey all technical information and technology conveyed hereunder and that the information and technology so conveyed does not violate the trade secret rights or copyrights of a third party and to its knowledge, does not violate the patent or trademark rights of a third party.

      9.5 The Party has used reasonable commercial efforts to ensure the quality of the materials and data provided hereunder.

10.   DISPUTE RESOLUTION
      ------------------

      10.1 SENIOR OFFICIALS. In the event of any controversy or claim relating
           ----------------
to, arising out of or in any way connected to any provision of this Agreement ("Dispute"), either Party may, by notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within thirty
(30) days after such notice is received. Said designated employees are as follows:

       For ORCHID:      CEO

       For AFFYMETRIX:  CEO

      10.2 MEDIATION. In the event the designated senior officials are not able
           ---------
to resolve any such dispute within the thirty (30) day period, either Party may invoke the provisions of this Section 11.2 by initiating mediation of the Dispute under the then correct Center for Public Resources Procedure for Mediation of Business Disputes. Once mediation is initiated by one Party, the other Party shall participate in and conduct the mediation procedures in good faith. If a negotiator intends to be accompanied at a telephone conference or a meeting by an attorney, the negotiator for the other Party shall be given at least three (3) days notice of such intention, and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for the purposes of the Federal Rules of Evidence and any state rules of evidence. All applicable statutes of limitations and defenses based on the passage of time shall be tolled while the negotiation and mediation procedures set forth in this Section
10.2 are pending. The Parties will take such action, if any, as may be reasonably required to effectuate such tolling.

      10.3 ARBITRATION. Any Dispute that is not resolved pursuant to Section
           -----------
10.2 shall be finally resolved by final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of ten (10) days following such notice to allow the Parties to attempt to resolve the dispute between themselves. If the Parties are still unable to resolve the dispute, the Party giving notice may institute the arbitration proceeding under the rules of the American Arbitration Association ("AAA Rules"). Arbitration shall exclusively and solely be held in San Francisco, California. The arbitration shall be conducted before a single arbitrator mutually chosen by the Parties, but if the parties have not agreed upon a single arbitrator within fifteen (15) days after notice of the institution of the arbitration proceeding, then the arbitration will be conducted by a panel of three arbitrators. In such case, each Party shall within thirty (30) days after notice of the institution of the arbitration proceedings appoint one arbitrator. The presiding arbitrator shall then be appointed in accordance with AAA Rules. No arbitrator (nor the panel of arbitrators) shall have the power to award punitive

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damages or any award of multiple damages under this Agreement and such awards are expressly prohibited. Decisions of the arbitrator(s) shall be final and binding on the Parties.

      10.4 Notwithstanding the foregoing, if within ten (10) days of the first occasion when the Parties' representatives meet with the arbitrator(s) either Party gives notice by written designation of any matter relating solely to the validity or scope of any patent as being subject to the Patent Exception referred to above, then the matter so designated shall be set aside by the arbitrator(s) and shall not be decided by them, provided that the matter so designated constitutes a matter of which a United States District Court would have jurisdiction pursuant to 28 U.S.C. (S) 1338(a), whether by way of action for declaratory judgment or otherwise, and provided further that such matter is submitted by the designating Party for decision by such court upon a complaint filed within thirty (30) days of such designation, to be decided as such court may determine. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the California state and U.S. federal courts located in San Francisco, California. In such case, the nondesignating Party may elect (no later than the date on which it files its answer to the complaint in the District Court) to refer the entire matter in controversy to such court, but if such Party does not make such election the arbitrator(s) shall proceed to decide the remaining matter before them to the extent feasible and shall take such other action in such regard as they deem appropriate. Judgment on the award of the arbitrator(s) may be entered in any court having jurisdiction thereof.

      10.5 Except to the extent entry of judgment and any subsequent enforcement may require disclosure, all matters relating to the arbitration, including the award, shall be held in confidence by the Parties.

11.   MISCELLANEOUS.
      -------------

      11.1 Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, except that either Party may assign to an Affiliate, or to a party who acquires all or substantially all of the relevant business relating to the subject matter of this Agreement by merger, acquisition, sale of assets or otherwise.

      11.2 This Agreement shall be governed by and interpreted in accordance with the laws of California (without regard to its or any other jurisdiction's choice of law principles).

      11.3 Except as expressly and unambiguously provided herein, no right, express or implied, is granted by this Agreement to either Party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement.

      11.4 In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God; fire; casualty; flood; war; strike; lockout; failure of public utilities; injunction or any act, exercise, assertion or requirement of governmental authority; epidemic; destruction of production facilities; riots; insurrection; inability to procure or use materials, labor, equipment, transportation or energy; or any other cause beyond the reasonable control of the Party invoking this Section if such Party shall have used its best efforts to avoid such occurrence, such Party shall give notice to the other Party in writing promptly, and thereupon the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

      11.5 The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or concession on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

      11.6 Any notice or other communication in connection with this Agreement must be in writing and if by mail, by certified mail, return receipt requested, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

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                                                                  Execution Copy


            If to AFFYMETRIX:

            Affymetrix, Inc.
            3380 Central Expressway
            Santa Clara, California 95051
            Attention:  President

            With a copy to:

            Affymetrix, Inc.
            3380 Central Expressway
            Santa Clara, California 95051
            Attention:  General Counsel

            If to ORCHID:

            303 College Road East
            Princeton, New Jersey 08540
            Attention:  President

            With a copy to:

            Mintz, Levin, Cohn, Feris, Glovsky and Popeo, D.C.
            One Financial Center
            Boston, MA
            Attention:  Jeff Wiesen, Esq.

            11.7 Unless otherwise expressly stated to be business days, all references to days shall mean calendar days; provided, however, that if the last date or the deadline for the giving of notice or performance of any other act or fulfillment or satisfaction of any condition set forth in this Agreement shall fall on a day which is not a business day, then the time for the giving of such notice or performance of such act or fulfillment or satisfaction of such condition shall be extended to the next business day. As used herein, the term "business days" shall mean all days other than Saturdays, Sundays or state or federal holidays.

            11.8 Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Each Party shall be an independent contractor, not an employee or partner of the other Party, and the manner in which a Party renders its services under this Agreement shall be within such Party's sole discretion. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

            11.9 This Agreement and the Schedules hereto (which Schedules are deemed to be a part of this Agreement for all purposes) contain the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

            11.10 The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

            11.11 In the event that any provision of this Agreement is held to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and there shall be substituted for the provision at issue a valid, legal and operative provision as similar as possible to the provision at issue.

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            11.12 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

            11.13 None of the provisions of this Agreement shall be for the benefit of or enforc eable by any third party.

            11.14 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            11.15 The Parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in a favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the date first above written.

AFFYMETRIX, INC.                       ORCHID BIOCOMPUTER, INC.

By: /s/ Stephen Fodor, Ph.D            By: /s/ Dale R. Pfost, Ph.D.
    -----------------------------          -----------------------------
        Stephen Fodor, Ph.D                    Dale R. Pfost, Ph.D.

 Its: Chief Executive Officer          Its: Chief Executive Officer
      ---------------------------           ----------------------------

Date: November 16, 1999                Date: November 5, 1999
      ---------------------------            ---------------------------

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                                                                  Execution Copy


SCHEDULE 1.13
-------------

TRANSFER OF CUSTOM KIT ORDER INFORMATION

For each custom kit order, Orchid will:
 . email to point of contact at AFFX
 . within 5 business days of receipt of custom order by Orchid
 . Orchid will notify customer of the obligation to notify AFFX
 . Email to include the following bill to and ship to information:
  . Customer name
  . Address
  . Phone number
  . Fax number
  . Email address
 . Size and nature of custom order (# samples, # snps, multiplex) . Delivery date for custom order

AS PART OF THE STANDING CMC AGENDA, ORCHID WILL PROVIDE TO AFFYMETRIX A LIST OF SNPS ORDERED FOR CUSTOM KITS AND THE QUANTITY ORDERED FOR CONSIDERATION TO BE INCLUDED IN FUTURE STANDARD KITS AND TO EVALUATE SIMILARITIES BETWEEN CUSTOM KITS AND STANDARD KITS. AFFYMETRIX MAY AUDIT ORCHID TO VERIFY THIS INFORMATION.

ORCHID's Obligations contained in this schedule are subject to any confidentiality obligation ORCHID may have to any Third Party (provided that ORCHID shall use commercially reasonable efforts to minimize such obligations) and such information shall exclude ORCHID proprietary Primers and SNPs.

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                                                                  Execution Copy


SCHEDULE 1.15
-------------

END USER LICENSE

The purchase price of this product includes a limited, non-transferable license under U.S. Patent 5,888,819 and its foreign counterparts owned by Orchid Biocomputer, Inc. of Princeton NJ to use only this amount of the product to practice Genetic Bit Analysis(TM) primer extension technology solely for use with Affymetrix Tag Arrays in the Affymetrix GeneChip Systems for Research Purposes and explicitly excludes use of this product for any clinical use or in any other instrument. Information about purchasing licenses to practice Genetic Bit Analysis(TM) primer extension technology for clinical use or in other systems may be obtained by contacting the Senior Director for Business Development at Orchid Biocomputer, Inc. at (609) 750-2200.

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                                                                  Execution Copy


SCHEDULE 1.20
-------------

ORCHID END USER TECHNOLOGY

US Patent 5,888,819 (and all foreign counterparts thereof)

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SCHEDULE 1.22
-------------

ORCHID LICENSED TECHNOLOGY

US Patent 5,888,819

ORCHID LICENSED TECHNOLOGY includes any continuations, continuations-in-part, divisionals, extensions, re-exams or re-issues and any foreign counterparts thereof

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SCHEDULE 1.37
-------------

SPECIFICATIONS FOR ORCHID OEM KITS

Added to agreement as approved by CMC

                                                                  Execution Copy


SCHEDULE 1.39
-------------

DEFINITION OF PRODUCTS AND WORKPLAN FOR COLLABORATION

Products from Orchid
--------------------

[*]

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                                                  Execution Copy


[*]

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                                                  Execution Copy

[*]

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                                                  Execution Copy

[*]
                                    Page 27


[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

SCHEDULE 2.3(D)
---------------

PRICING AND TIMING


[*]

                                    Page 28

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                                                  Execution Copy


SCHEDULE 4.1(C)
---------------

LABELING AND PACKAGING REQUIREMENTS

LABEL TO BE INCLUDED IN PACKAGING OF ALL ORCHID KITS

EXCEPT AS EXPRESSLY SET FORTH HEREIN, NO RIGHT TO COPY, MODIFY, DISTRIBUTE, MAKE DERIVATIVE WORKS OF, PUBLICLY DISPLAY, MAKE, HAVE MADE, OFFER TO SELL, SELL, OR IMPORT PROBE ARRAYS OR ANY OTHER PRODUCT PROVIDED HEREUNDER IS CONVEYED OR IMPLIED BY THE PROBE ARRAYS, INSTRUMENTS, SOFTWARE, REAGENTS OR ANY OTHER ITEMS PROVIDED HEREUNDER. ALL PRODUCTS (INCLUDING THE PROBE ARRAYS, INSTRUMENTS, SOFTWARE, AND REAGENTS) DELIVERED HEREUNDER ARE LICENSED TO BUYER FOR RESEARCH USE ONLY. THIS LIMITED LICENSE PERMITS ONLY THE USE BY BUYER OF THE PARTICULAR PRODUCT(S) THAT BUYER PURCHASES FROM AFFYMETRIX OR ITS REPRESENTATIVE(S) AND DOES NOT PERMIT THE USE OF SUCH PRODUCTS IN A MANNER OR IN CONNECTION WITH OTHER PRODUCTS SUCH THAT THE INTELLECTUAL PROPERTY RIGHT(S) OF AFFYMETRIX OR ANY THIRD PARTY ARE INFRINGED. IN PARTICULAR, NO RIGHT TO MAKE, HAVE MADE, IMPORT, DISTRIBUTE, OR USE PROBE ARRAYS OTHER THAN THOSE OF AFFYMETRIX IS IMPLIED THROUGH THE INSTRUMENTS OR SOFTWARE CONVEYED HEREUNDER. BUYER AGREES NOT TO EXCEED THE SCOPE OF THIS LIMITED LICENSE OR REUSE OR ALLOW ANYONE TO REUSE A PROBE ARRAY.

LABEL FOR TAG ARRAY - TO BE INCLUDED IN PACKAGING.

Orchid Biocomputer, Inc. (Princeton NJ ("Orchid")) hereby notifies you that The Genetic Bit Analysis (GBA(R)) primer extension technology is covered by patents owned by Orchid. Orchid has exclusive and non-exclusive licenses available for various applications of the GBA(R) primer extension technology, and Orchid and its licensees provide end-user licenses within their designated fields. These licenses have different terms depending on the field, and different rules may apply in different countries. In the US and most other nations, the user should always have a proper license to perform GBA(R). THE PURCHASE OF THIS GENECHIP(R) PROBE ARRAY DOES NOT EXPRESSLY OR IMPLICITLY GRANT ANY LICENSE TO THE GBA(R) PRIMER EXTENSION TECHNOLOGY THROUGH THIS PURCHASE

A license for performing the GBA(R) primer extension technology which is covered by U.S. Patent 5,888,819 and its foreign counterparts may be obtained directly from Orchid or by the purchase of reagents kits from Affymetrix.

 . Labeling for Orchid Kit: [Vern please fill in]. Add labeling for all kits that they can only be used with GeneChip probe arrays. Legal to define specific wording including limitations to RUO, patent references, etc.

 . Both company's logos on kit packaging for standard and generic kits

                                    Page 29
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                                                                  Execution Copy

                   AMENDMENT NO. 1 TO COLLABORATION AGREEMENT

     This Amendment No. 1 to Collaboration Agreement (this "Amendment") is made
                                                            ---------
as of this 12th day of November, 1999 (the "Amendment Effective Date"), by and
                                            ------------------------
between Orchid Biocomputer, Inc., a Delaware corporation with a principal place of business at 101 College Road East, Princeton, New Jersey 08540 ("ORCHID") and Affymetrix, Inc., a Delaware corporation with a principal place of business at 3380 Central Expressway, Santa Clara, California 95051 ("AFFYMETRIX"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Collaboration Agreement by and between ORCHID and AFFYMETRIX dated as of November 5, 1999 (the "Agreement").
                                                                 ---------

     WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Amendments.
         ----------

        1.1.  The definition of "Orchid Licensed Technology" contained within
 Section 1.22 of the Agreement is hereby amended by adding the following at the end of the first sentence thereof:

        "including without limitation the software and associated algorithms necessary to assign genotype and allele calls" .

        1.2. Schedule 1.22 of the Agreement is hereby amended by adding the following:

        "U.S. Patent 5,762,876*

        *ORCHID agrees that, in addition to the licenses granted in Section 3.1 and 4.2, AFFYMETRIX will have the royalty-free, perpetual right and license to directly and indirectly create and modify software embodiments of the above patent and to directly and indirectly use, distribute and license such embodiments (including the right to use and modify such embodiments) to third party customers of its Tag Arrays."

     2. Additional Warranties  ORCHID represents, warrants and covenants that
        ---------------------
there is no technology or intellectual property that ORCHID has not described to Affymetrix in writing prior to the Effective Date (and which Affymetrix has acknowledged receiving) that ORCHID contemplates or anticipates may be incorporated into the Orchid Licensed Technology or may be necessary or useful either for development, use, distribution or sale of the basic genotype and

                                                                  Execution Copy


allele calling functionality of the Products, or for use of TAG Arrays or Approved Instruments with Products.

     3. Miscellaneous.  Except as amended hereby, the Agreement shall remain in
        -------------
full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original.

                  [Remainder of page intentionally left blank]

                                                                  Execution Copy

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives.

                              ORCHID BIOCOMPUTER, INC.

                              By:    /s/ Donald R. Marvin
                                     ----------------------------------------
                                     Donald R. Marvin

                              Title: Chief Operating Officer
                                     and Senior Vice President
                                     ----------------------------------------
                              Date:  November 12, 1999
                                     ----------------------------------------



                              AFFYMETRIX, INC.

                              By:    /s/ Stephen P.A. Fodor, Ph.D.
                                     ----------------------------------------
                                     Stephen P.A. Fodor, Ph.D.

                              Title: Vice President
                                     ----------------------------------------
                              Date:  November 18, 1999
                                     ----------------------------------------